Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DENTSPLY SIRONA Inc. (the "Company") on Form 10-K for the year ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),  We, Donald M. Casey Jr. Chief Executive Officer of the Company and Nicholas W. Alexos, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.

/s/	Donald M. Casey Jr.
Donald M. Casey Jr.
Chief Executive Officer

/s/	Nicholas W. Alexos
Nicholas W. Alexos
Executive Vice President and Chief Financial Officer

Date: March 15, 2018